As filed with the Securities and Exchange Commission on September 7, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2567903
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. Green, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Global Payments Inc.

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward D. Herlihy, Esq.

Jacob A. Kling, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Telephone: (212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐
Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)(2)
Common Stock, without par value	6,357,509	94.08	$598,114,446.72	$69,321.47

(1)	The number of shares of the registrant’s common stock to be registered pursuant to this registration statement represents shares owned by certain selling stockholders. There is also being registered such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, based on the average high and low prices reported on the New York Stock Exchange on August 30, 2017.

PROSPECTUS

6,357,509 shares

Global Payments Inc.

Common Stock

This prospectus relates to the resale from time to time, in one or more transactions, of up to an aggregate of 6,357,509 shares of our common stock, without par value, held by the selling stockholders identified in this prospectus that have contractual registration rights with us, or constitute certain permitted transferees of such selling stockholders. The registration of the shares of common stock to which this prospectus relates does not require the selling stockholders to sell any of their shares of common stock. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.

On September 1, 2017, we completed our acquisition of Athlaction Topco, LLC (“ACTIVE Network”) (the “ACTIVE Network acquisition”) pursuant to a certain Stock Purchase and Merger Agreement (as amended, the “purchase agreement”), by and among Global Payments Inc., Athens Merger Sub, LLC, ACTIVE Network, VEPF III AIV VI-A, L.P., VEPF IV AIV VII-A, L.P. and VFF I AIV IV-A, L.P., Vista Equity Partners Management, LLC, as the representative of the sellers, and, solely for purposes of certain specified sections of the purchase agreement, VEPF III AIV VI, L.P., VEPF IV AIV VII, L.P. and VFF I AIV IV, L.P. (collectively, the “Vista AIVs”) and Vista Equity Partners Fund III GP, LLC, Vista Equity Partners Fund IV GP, LLC and Vista Foundation Fund I GP, LLC (collectively, the “Vista GPs”). Pursuant to an amendment to the purchase agreement dated as of August 31, 2017, among other things, VEPF III AIV VI-A, L.P. and VFF I AIV IV-A, L.P. assigned their rights and obligations under the purchase agreement to VEP Global Aggregator, LLC, and VEPF IV AIV VII-A, L.P. assigned a portion of its rights and obligations under the purchase agreement to VEP Global Aggregator, LLC, which became a party to the purchase agreement (VEP Global Aggregator, LLC and VEPF IV AIV VII-A, L.P., collectively, the “Vista Blocker Sellers”). Pursuant to the terms and subject to the conditions set forth in the purchase agreement, we agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) a shelf registration statement covering resales of the shares of our common stock issued to the Vista AIVs, the Vista GPs, Todd Tyler, Roland Tanner, the Vista Blocker Sellers and the holders of certain management incentive units of ACTIVE Network (collectively, the “selling stockholders”) as stock consideration pursuant to the purchase agreement. In connection with the ACTIVE Network acquisition, we issued shares of our common stock to the selling stockholders in a private transaction. This prospectus forms a part of a registration statement filed by us as required by the purchase agreement.

Subject to certain transfer restrictions described under the section entitled “Selling Stockholders” beginning on page 10, the selling stockholders identified in this prospectus or a supplement hereto may offer and sell shares of our common stock, as described in this prospectus, from time to time as each selling stockholder may determine through the means described in the section entitled “Plan of Distribution” beginning on page 13 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. For more information regarding the offer and sale of shares of our common stock by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution.”

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay the expenses relating to registering the shares of our common stock, subject to the terms of the purchase agreement.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “GPN.” The last reported sale price of our common stock on September 6, 2017 was $94.77 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors referred to on page 8 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2017.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under a shelf registration process. Under this shelf registration process, the selling stockholders may, subject to certain transfer restrictions described under the section entitled “Selling Stockholders” beginning on page 10, from time to time, offer and sell shares of our common stock described in this prospectus and in any applicable prospectus supplement in one or more transactions. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms “Global Payments,” the “Company,” “we,” “us” and “our” to refer to Global Payments Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC.

We incorporate by reference the following documents we have already filed with the SEC:

1.	Transition Report on Form 10-K of the Company for the seven months ended December 31, 2016, filed with the SEC on February 28, 2017;

2.	Quarterly Reports on Form 10-Q of the Company for the quarter ended March 31, 2017 and for the quarter ended June 30, 2017, filed with the SEC on May 4, 2017 and August 3, 2017, respectively;

3.	The information in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2017 that is incorporated by reference into the Company’s Transition Report on Form 10-K for the seven months ended December 31, 2016;

4.	Current Reports on Form 8-K of the Company, filed with the SEC on February 1, 2017, March 2, 2017, May 4, 2017, August 8, 2017 and September 6, 2017; and

5.	The “Description of Global Payments Capital Stock” section and the “Comparison of Rights of Stockholders” section (to the extent relating to Global Payments) of our Registration Statement on Form S-4 filed with the SEC on February 5, 2016, as amended by Amendment No. 1 on Form S-4 filed with the SEC on March 8, 2016 and as amended by Amendment No. 2 on Form S-4 filed with the SEC on March 21, 2016, and any other amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings that we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than any part of such filings deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge by writing or telephoning us at the following address:

Global Payments Inc.

Investor Relations

3550 Lenox Road

Atlanta, Georgia 30326

(770) 829-8234

Certain of our SEC filings, including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to them can be viewed and printed from the investor relations section of our website at www.globalpaymentsinc.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the New York Stock Exchange. You may inspect reports, proxy statements and other information about us at the office of the New York Stock Exchange, NYSE Euronext, 20 Broad Street, New York, NY 10005.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements concerning our business operations, economic performance and financial condition, our business strategy and means to implement our strategy, the amount of future capital expenditures, our success in developing and introducing new products and expanding our business, the successful integration of future acquisitions, and the timing of the introduction of new and modified products or services. You can sometimes identify forward looking-statements by our use of the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar terms and/or expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Although we believe that the plans and expectations reflected in or suggested by our forward-looking statements are reasonable, those statements are based on a number of assumptions, estimates, projections or plans that are inherently subject to significant risks, uncertainties and contingencies, many of which are beyond our control, cannot be foreseen and reflect future business decisions that are subject to change. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Our actual revenues, revenue growth rates and margins, other results of operations and shareholder values could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. Important factors that may cause actual events or results to differ materially from those anticipated by our forward-looking statements include:

•	our ability to safeguard our data;

•	increased competition from larger companies and non-traditional competitors;

•	our ability to update our services in a timely manner;

•	our ability to maintain Visa and MasterCard registration and financial institution sponsorship;

•	our reliance on financial institutions to provide clearing services in connection with our settlement activities;

•	our potential failure to comply with card network requirements;

•	potential systems interruptions or failures;

•	software defects or undetected errors; increased attrition of merchants, referral partners or independent sales organizations;

•	our ability to increase our share of existing markets and expand into new markets;

•	a decline in the use of cards for payment generally;

•	unanticipated increases in chargeback liability;

•	increases in credit card network fees;

•	changes in laws, regulations or network rules or interpretations thereof;

•	foreign currency exchange and interest rate risks;

•	political, economic and regulatory changes in the foreign countries in which we operate;

•	future performance, integration and conversion of acquired operations, including without limitation difficulties and delays in integrating the ACTIVE Network business or fully realizing benefits of the acquisition at all or within the expected time period; and

•	loss of key personnel.

These and other risks factors are presented in Item 1A “Risk Factors” of our Transition Report on Form 10-K for the seven months ended December 31, 2016, and any subsequent filings and in other documents that we file with the SEC. These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumption or otherwise.

INDUSTRY AND MARKET DATA

We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and the documents incorporated by reference herein. Please read this entire prospectus and any applicable prospectus supplement, including the risk factors section and the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, before you decide to invest. See “Risk Factors” and “Where You Can Find More Information.” In addition, this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”

The Company

Global Payments Inc. is a leading worldwide provider of payment technology services delivering innovative solutions to customers globally. Our technologies and employee expertise enable us to provide a broad range of services that allow our customers to accept various payment types. We distribute our services across a variety of channels to customers in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil and operate in three reportable segments: North America, Europe and Asia-Pacific.

We were incorporated in 2000 and spun-off from our former parent company in 2001. Including our time as part of our former parent company, we have been in the payment technology services business since 1967.

We are organized under the laws of the State of Georgia. The address and telephone number of our executive offices are 3550 Lenox Road, Atlanta, Georgia 30326 and (770) 829-8234. Our common stock trades on the New York Stock Exchange under the symbol “GPN.”

The ACTIVE Network Acquisition

On September 1, 2017, we completed our acquisition of Athlaction Topco, LLC (“ACTIVE Network”) (the “ACTIVE Network acquisition”) pursuant to a certain Stock Purchase and Merger Agreement (as amended, the “purchase agreement”), by and among Global Payments Inc., Athens Merger Sub, LLC, ACTIVE Network, VEPF III AIV VI-A, L.P., VEPF IV AIV VII-A, L.P. and VFF I AIV IV-A, L.P., Vista Equity Partners Management, LLC, as the representative of the sellers, and, solely for purposes of certain specified sections of the purchase agreement, VEPF III AIV VI, L.P., VEPF IV AIV VII, L.P. and VFF I AIV IV, L.P. (collectively, the “Vista AIVs”) and Vista Equity Partners Fund III GP, LLC, Vista Equity Partners Fund IV GP, LLC and Vista Foundation Fund I GP, LLC (collectively, the “Vista GPs”). Pursuant to an amendment to the purchase agreement dated as of August 31, 2017, among other things, VEPF III AIV VI-A, L.P. and VFF I AIV IV-A, L.P. assigned their rights and obligations under the purchase agreement to VEP Global Aggregator, LLC, and VEPF IV AIV VII-A, L.P. assigned a portion of its rights and obligations under the purchase agreement to VEP Global Aggregator, LLC, which became a party to the purchase agreement (VEP Global Aggregator, LLC and VEPF IV AIV VII-A, L.P., collectively, the “Vista Blocker Sellers”). In connection with the ACTIVE Network acquisition, we issued shares of our common stock to the selling stockholders in a private transaction. The aggregate consideration paid by us under the purchase agreement is $1,200,000,000, consisting of $600,000,000 in cash and 6,357,509 shares of our common stock having a value of approximately $600,000,000 based on our volume weighted average trading price for the ten trading days preceding the execution of the purchase agreement, subject to customary adjustments as provided in the purchase agreement.

The selling stockholders (with the exception of certain selling stockholders who are current or former employees of ACTIVE Network or any of its subsidiaries (such selling stockholders, the “Management MIU

Holders”)) are subject to certain transfer restrictions under the purchase agreement. Subject to customary exceptions, the selling stockholders (with the exception of the Management MIU Holders) have agreed not to, during the period commencing on August 31, 2017 and until (i) December 31, 2017 with respect to 16.7% of the shares of our common stock received by such selling stockholders and (ii) December 31, 2018 with respect to the remaining 83.3% of shares of our common stock received by such selling stockholders, transfer or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in any of the foregoing) any of our common stock received by such selling stockholders (collectively, together with the additional transfer restrictions set forth in the stockholders’ agreement, the “transfer restrictions”).

For more information regarding the terms of the purchase agreement and the ACTIVE Network acquisition, see our Current Reports on Form 8-K filed with the SEC on August 8, 2017 and September 6, 2017, and other subsequently filed reports filed with the SEC, which are incorporated herein by reference.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the following risk factors and the other information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, you should carefully consider the risks and uncertainties identified in the Company’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

In connection with the ACTIVE Network acquisition and subject to certain transfer restrictions described under the section entitled “Selling Stockholders” beginning on page 10, we issued 6,357,509 shares of our common stock to the selling stockholders. The issuance and subsequent resale of these new shares could have the effect of depressing the market price for our common stock. Additionally, pursuant to the terms of the purchase agreement, we have filed with the SEC a registration statement covering resales of the shares of our common stock issued to the selling stockholders as stock consideration pursuant to the purchase agreement. This prospectus forms a part of the registration statement filed by us as required by the purchase agreement.

We may issue our common stock or other securities from time to time as consideration for future acquisitions and investments. The number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or investment), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock by the selling stockholders under this offering. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

STOCKHOLDERS AGREEMENT

In connection with the ACTIVE Network acquisition, we entered into a stockholders agreement, dated as of August 31, 2017 (the “stockholders agreement”), with the selling stockholders (with the exception of the Management MIU Holders), setting forth, among other things, certain rights and obligations of such selling stockholders as a stockholder of the Company, including limitations on the acquisition of additional equity interests of the Company, certain transfer restrictions and customary standstill restrictions and prohibitions on taking certain actions relating to the Company.

The stockholders agreement, subject to certain exceptions, prohibits the selling stockholders (with the exception of the Management MIU Holders) and their controlled affiliates from transferring their shares of our common stock unless the transferee (a) would not hold 5% or more of the outstanding voting power of shares of our common stock following such transfer and (b) is not, to the applicable selling stockholder’s knowledge, one of the activist investors set forth on a schedule to the stockholders agreement (or a member of a group that includes such an activist investor). These transfer restrictions are in addition to the transfer restrictions set forth in the purchase agreement.

The stockholders agreement terminates on the second anniversary of the date of the stockholders agreement.

The foregoing description is qualified in its entirety by reference to the full text of the stockholders agreement, which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. See “Where You Can Find More Information.”

SELLING STOCKHOLDERS

Subject to the transfer restrictions described below, the selling stockholders may from time to time, in one or more offerings, offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the purchase agreement.

The selling stockholders (with the exception of the Management MIU Holders) are subject to certain transfer restrictions under the purchase agreement. Subject to customary exceptions, the selling stockholders (with the exception of the Management MIU Holders) have agreed not to, during the period commencing on August 31, 2017 and until (i) December 31, 2017 with respect to 16.7% of the shares of our common stock received by such selling stockholder and (ii) December 31, 2018 with respect to the remaining 83.3% of shares of our common stock received by such selling stockholder, transfer or otherwise dispose of (or enter into any transaction which is designed to, or would reasonably be expected to, result in any of the foregoing) any of our common stock received by such selling stockholders. In addition, the stockholders agreement, subject to certain exceptions, prohibits the selling stockholders (with the exception of the Management MIU Holders) and their controlled affiliates from transferring their shares of our common stock unless the transferee (a) would not hold 5% or more of the outstanding voting power of shares of our common stock following such transfer and (b) is not, to the applicable selling stockholder’s knowledge, one of the activist investors set forth on a schedule to the stockholders agreement (or a member of a group that includes such an activist investor) (the transfer restrictions set forth in the purchase agreement and the stockholders agreement, collectively, the “transfer restrictions”).

The table below sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and, subject to the transfer restrictions, the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Except as described in this prospectus, in any applicable prospectus supplement or free writing prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, none of the selling stockholders listed in the table below has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates and, except as disclosed in the table below, we are advised by the selling stockholders that none of the selling stockholders listed in the table below is or was affiliated with registered broker-dealers. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholders may change over time. The term “selling stockholders” includes the selling stockholders listed below and their respective permitted transferees, pledgees, assignees, donees and successors-in-interest and any other person named as a selling stockholder in any applicable prospectus supplement. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling stockholders. The table below assumes that each selling stockholder will sell all of the shares of the Company’s common stock covered by this prospectus, but the registration of such common stock does not necessarily mean that the selling stockholders will sell all or any of the common stock they own pursuant to this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below.

	Common Stock Owned Prior to this Offering				Common Stock Owned After this Offering(1)
Name of Beneficial Owner(2)	Number of Shares	Percentage of Class Beneficially Owned(3)		Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned
VFF I AIV IV, L.P.(4)	381,242		*	381,242	0	0
Vista Foundation Fund I GP, LLC(4)	6,268		*	6,268	0	0
VEPF III AIV VI, L.P.(4)	1,087,585		*	1,087,585	0	0
Vista Equity Partners Fund III GP, LLC(4).	3,820		*	3,820	0	0
VEPF IV AIV VII, L.P.(4)	2,977,979	1.87%		2,977,979	0	0
Vista Equity Partners Fund IV GP, LLC(4)	21,891		*	21,891	0	0
VEPF IV AIV VII-A, L.P.(4)	826,479		*	826,479	0	0
VEP Global Aggregator, LLC(4)	810,504		*	810,504	0	0
Todd Tyler	3,403		*	3,403	0	0
Roland Tanner	1,099		*	1,099	0	0
Darko Dejanovic(5)	65,672		*	65,672	0	0
Mark Miller(5)	10,589		*	10,589	0	0
Sheryl Hoskins(5)	19,060		*	19,060	0	0
Sam Renouf(5)	19,060		*	19,060	0	0
Gary Evans(5)	6,353		*	6,353	0	0
Sejal Pietrzak(5)	25,413		*	25,413	0	0
Andrea Facini(5)	22,268		*	22,268	0	0
Greg Ingino(5)	25,413		*	25,413	0	0
Evan Davies(5)	28,621		*	28,621	0	0
Jeff Lambert(5)	9,561		*	9,561	0	0
Amanda Johnson	352		*	352	0	0
Andrew Williams	75		*	75	0	0
Ann McCloskey	201		*	201	0	0
Brian Jawalka	321		*	321	0	0
Chris Kraft	151		*	151	0	0
Darryl Lewis	428		*	428	0	0
Dave Osborne	428		*	428	0	0
Dave Wirta	428		*	428	0	0
Deana Healy	132		*	132	0	0
Gerald Ward	151		*	151	0	0
Imran Shaikh	377		*	377	0	0
Jeremy Muench	377		*	377	0	0
Jimmy Kelly	283		*	283	0	0
Joe Lettween	377		*	377	0	0
Leonard Ward	123		*	123	0	0
Phil Bussey	75		*	75	0	0
Robb Ellis	428		*	428	0	0
Sean Pickett	321		*	321	0	0
Tom Coffey	201		*	201	0	0

*	Represents less than 1%.
(1)	Assumes that each selling stockholder will resell all of the shares of our common stock offered hereunder.
(2)

The relationship between the Company and the selling stockholders is governed by the purchase agreement and, with the exception of the Management MIU Holders, the stockholders agreement, which are included as Exhibit 2.1, Exhibit 2.2 and Exhibit 4.1 to the registration statement of which this prospectus forms a part.
(3)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 158,846,281 shares of our common stock outstanding as of July 31, 2017, after giving effect to the issuance of 6,357,509 shares of our common stock in connection with the ACTIVE Network acquisition.
(4)	Vista Equity Partners Fund III GP, LLC (“VEP Fund III”) is the General Partner of VEPF III AIV VI, L.P. Vista Equity Partners Fund IV GP, LLC (“VEP Fund IV”) is the General Partner of each of VEPF IV AIV VII-A, L.P. and VEPF IV AIV VII, L.P. Vista Foundation Fund I GP, LLC (“VFF I”) is the General Partner of VFF I AIV IV, L.P. VEP Group, LLC (“VEP Group”) is the Senior Managing Member of each of VEP Fund III, VEP Fund IV and VFF I. Robert F. Smith is the Managing Member of VEP Group and VEP Global Aggregator, LLC.
(5)	Such selling stockholder is a Management MIU Holder.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of any sale. Subject to the terms and restrictions set forth in the purchase agreement, the stockholders agreement, certain related agreements and applicable law, the selling stockholders and any of their successors in interest may, from time to time, sell any or all of the shares of the Company’s common stock issued as stock consideration pursuant to the purchase agreement and offered hereby directly to a number of purchasers or a single purchaser, or through one or more broker-dealers or agents. A selling stockholder will be responsible for its portion of any commissions charged by such broker-dealers or agents. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through negotiated transactions;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in the over-the-counter market;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	in underwritten offerings;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, each selling stockholder may resell all or a portion of its shares in private transactions in reliance upon Rule 144 under the Securities Act; provided it meets the criteria and conforms to the requirements of Rule 144.

Subject to the restrictions set forth in the purchase agreement and the stockholders agreement, the selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus. The selling stockholders also may transfer the shares in other circumstances, subject to the restrictions set forth in the purchase agreement and the stockholders agreement (including the transfer restrictions described under the section entitled “Selling Stockholders” beginning on page 10), and certain related agreements, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered by them will be the purchase price of the shares of our common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from selling stockholders, as applicable, or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any underwriters or broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent applicable we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Underwriters, brokers, dealers, agents and others to whom the selling stockholders may transfer shares may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business. The selling stockholder may have agreements with the underwriters, brokers, dealers, agents and others to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, brokers, dealers, agents and others may be required to make.

Underwriters, brokers, dealers and agents may from time to time purchase and sell our securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in our securities but are not obligated to do so and may cease to do so at any time.

There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock in the market and to the activities of the selling stockholders and their affiliates. The foregoing may affect the marketability of shares of our common stock.

We agreed to indemnify the selling stockholders and their directors, managers, officers, employees, agents, partners and affiliates and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such selling stockholders from and against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act, in accordance with the purchase agreement. We may be indemnified by the selling stockholders against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act, in accordance with the purchase agreement (but only as such liability relates to information provided to us by the relevant selling stockholder).

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and is qualified in its entirety by reference to the applicable provisions of the Georgia Business Corporation Code (the “GBCC”), our Second Amended and Restated Articles of Incorporation (“articles of incorporation”) and Eighth Amended and Restated Bylaws (“bylaws”), which have been filed as Exhibit 3.1 and Exhibit 3.2, respectively, to the registration statement of which this prospectus forms a part, and other information with respect to our common stock which has been publicly filed with the SEC. See “Where You Can Find More Information.”

Common Stock

We have 200,000,000 shares of authorized common stock, without par value. As of July 31, 2017, and after giving effect to the issuance of 6,357,509 shares of our common stock in connection with the ACTIVE Network acquisition, 158,846,281 shares of our common stock were outstanding.

Dividend Rights. Holders of our common stock are entitled to receive dividends as and when declared by our board of directors in its discretion, payable out of any of our assets at the time legally available for the payment of dividends in accordance with the GBCC.

Voting Rights. Each holder of a share of our common stock is entitled to one vote. Directors will be elected by a majority of shares voting on the matter, except that where the number of nominees exceeds the number of directors to be elected at a meeting as of the meeting’s record date, then each director will be elected by a plurality of the votes cast. Among other things, certain amendments to our articles of incorporation or bylaws require the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote in the election of directors. If we issue preferred stock, holders of such stock may possess voting rights.

Liquidation Rights. Holders of our common stock are entitled to receive a pro rata distribution of our net assets upon dissolution.

Preemptive Rights. Our shareholders are not entitled to any preemptive rights to purchase or receive any shares of our common stock, any obligation convertible into or exchangeable for shares of our common stock or any warrants, options, or rights to purchase or subscribe for any convertible or exchangeable obligation. Our board of directors, at its discretion, may issue such stock or other securities to any party and on terms it deems advisable.

Preferred Stock

We have 5,000,000 shares of authorized preferred stock, without par value, of which no shares were issued or outstanding as of July 31, 2017.

Our board of directors is authorized, pursuant to our articles of incorporation, to issue one or more series of preferred stock, with such full or limited voting powers, or no voting powers, and such designations, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions as our board of directors may decide.

The issuance of preferred stock could adversely affect the rights of holders of common stock.

Miscellaneous

Our articles of incorporation contains no restrictions on the alienability of our common stock. Our common stock is traded on the New York Stock Exchange under the symbol “GPN.”

Anti-Takeover Effects of Certain Provisions of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation, our bylaws and the GBCC could make it more difficult to consummate an acquisition of control of the Company by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors, regardless of whether our shareholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, our bylaws and the GBCC.

•	Classified board of directors. Pursuant to our bylaws, the directors are divided into three groups, each composed, as nearly as possible, of one-third of the total number of directors. In the event that the number of directors is not evenly divisible by three, the board of directors will determine in which group the remaining director or directors, as the case may be, should be included. The term of office of each director is three years, but the election of the directors is staggered so that only one group of directors is up for reelection at each annual meeting of the shareholders. The classification of the board of directors may have the effect of making it more difficult for shareholders to change the composition of the board of directors.

•	Requirements for removal of directors. Our bylaws provides that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast in the election of such directors. The shareholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

•	Special meetings of shareholders. Our bylaws provides that a special meeting of our shareholders may be called by our board of directors, the chairman of our board of directors, our chief executive officer or the holders of two-thirds of the votes entitled to be cast at such special meeting (following delivery of the requisite written requests).

•	Shareholder action by written consent. In accordance with our bylaws and Section 14-2-704 of the GBCC, action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents, signed by such shareholders and delivered to the Company for inclusion in the minutes or filing with the corporate records.

•	Shareholder advance notice procedures. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed.

•	Supermajority approval requirements. Certain amendments to our articles of incorporation or bylaws require the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

•	Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under our articles of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

Anti-Takeover Effects of Certain Provisions of Georgia Law

Georgia “Business Combination” Statute. Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Provisions”) generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder (as defined in the GBCC) for a period of five years after the date on which such shareholder became an interested shareholder unless:

•	the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;

•	the interested shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock in the same transaction in which such person became an interested shareholder; or

•	subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).

The Business Combination Provisions of the GBCC do not apply to a corporation unless the bylaws of the corporation specifically provide that these provisions are applicable to the corporation. Our bylaws contain provisions consistent with the Business Combination Provisions. The foregoing description of the Business Combination Provisions of the GBCC does not purport to be complete and is qualified in its entirety by reference to the provisions of Sections 14-2-1131 through 14-2-1133 of the GBCC.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the shares of our common stock offered by this prospectus will be passed upon for us by David L. Green, Executive Vice President, General Counsel and Corporate Secretary. As of July 31, 2017, and after giving effect to the issuance of 6,357,509 shares of our common stock in connection with the ACTIVE Network acquisition, Mr. Green beneficially owned shares of our common stock and options to acquire shares of our common stock representing less than 1% of the total outstanding shares of our common stock. Any brokers, dealers or agents will be advised about the validity of the shares of our common stock offered by this prospectus and other legal matters by their own counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Transition Report on Form 10-K for the seven months ended December 31, 2016 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon its authority as experts in accounting and auditing.

6,357,509 Shares

Global Payments Inc.

Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$69,321.47
Transfer Agent and Registrar fees	$4,000.00
Accounting fees and expenses	$17,500.00
Printing expenses	$7,500.00
Legal fees, expenses and miscellaneous		*

Total	$98,321.47	*

*	The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under the registration statement. Certain fees and expenses are not currently determinable. An estimate of any further aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement to the extent required.

Item 15.	Indemnification of Directors and Officers

Limitation on Liability of Directors

Subsection (a) of Section 14-2-851 of the GBCC provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (a) such individual conducted himself or herself in good faith; and (b) such individual reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation and (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the GBCC provides that a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct or (2) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Notwithstanding the foregoing, pursuant to Section 14-2-854 of the GBCC, a court shall order a corporation to indemnify or give an advance for expenses to a director if such court determines the director is entitled to indemnification under the indemnification provisions of the GBCC or if it determines that in view of all relevant circumstances, it is fair and reasonable, even if the director has not met the standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the GBCC, failed to comply with Section 14-2-853 of the GBCC, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the GBCC, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-852 of the GBCC provides that a corporation shall indemnify a director who was wholly successful in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Subsection (a) of Section 14-2-857 of the GBCC provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation: (1) to the same extent as a director and (2) if he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes (a) appropriation, in violation of his or her duties, of any business opportunity of the corporation, (b) acts of omission which involve intentional misconduct or a knowing violation of the law, (c) the types of liability set forth in Section 14-2-832 of the GBCC, or (d) receipt of an improper personal benefit. Subsection (c) of Section 14-2-857 of the GBCC provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 of the GBCC and may apply to a court under Section 14-2-854 of the GBCC for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

As permitted by the GBCC, our bylaws require us to indemnify any director or officer who is party to a proceeding because he or she is or was a director or officer against liability incurred in such proceeding. Our bylaws generally prohibit us from indemnifying any officer or director who is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Company, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law, (c) for the types of liability set forth in Section 14-2-832 of the GBCC, or (d) for any transaction from which he or she received improper personal benefits. Our bylaws require us, under certain circumstances, to advance expenses to our officers and directors who are parties to a proceeding for which indemnification may be sought.

Our bylaws also provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding, to the fullest extent permitted by Georgia law, subject to limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with the Company and will continue as to an indemnitee who has ceased to be a director or officer and will inure to the benefit of the indemnitee’s heirs, executors and administrators.

Certain of our employee benefit plans provide indemnification of directors and other agents against certain claims arising from the administration of such plans.

The Company also provides insurance from commercial carriers against certain liabilities incurred by our directors and officers.

As permitted by the GBCC, our articles of incorporation contain a provision that eliminates a director’s personal liability to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action, except liability for:

•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	the types of liability specified in Section 14-2-832 of the GBCC; and

•	any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter our shareholders or the Company from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate the Company’s rights or those of any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. The SEC has taken the position that this provision will have no effect on claims arising under federal securities laws.

The foregoing summaries are subject to the complete text of the GBCC and our articles of incorporation and bylaws and are qualified in their entirety by reference thereto.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the U.S. Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the U.S Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1	Stock Purchase and Merger Agreement, dated as of August 2, 2017, by and among Athlaction Topco, LLC, the Vista Blocker Sellers (as defined therein), Vista Equity Partners Management, LLC, as Sellers’ Representative, Global Payments Inc., Athens Merger Sub, LLC and the Vista AIVs and Vista GPs (as defined therein and solely for the limited purposes set forth therein), incorporated by reference to Exhibit 2.1 to Global Payments Inc.’s Current Report on Form 8-K filed August 8, 2017.

2.2	Amendment No. 1 to the Stock Purchase and Merger Agreement, dated as of August 31, 2017, by and among Global Payments Inc., Athlaction Topco, LLC, Vista Equity Partners Management, LLC, as Sellers’ Representative, and VEP Global Aggregator, LLC, incorporated by reference to Exhibit 2.2 to Global Payments Inc.’s Current Report on Form 8-K filed September 6, 2017.

3.1	Second Amended and Restated Articles of Incorporation of Global Payments Inc., incorporated by reference to Exhibit 3.1 to Global Payments Inc.’s Annual Report on Form 10-K filed July 25, 2013.

3.2	Eighth Amended and Restated Bylaws of Global Payments Inc., incorporated by reference to Exhibit 3.1 to Global Payments Inc.’s Current Report on Form 8-K filed May 4, 2017.

4.1	Stockholders’ Agreement, dated as of August 31, 2017, by and among Global Payments Inc., VEPF IV AIV VII-A, L.P., VEP Global Aggregator, LLC, VEPF III AIV VI, L.P., VEPF IV AIV VII, L.P., VFF I AIV IV, L.P., Vista Equity Partners Fund III GP, LLC, Vista Equity Partners Fund IV GP, LLC, Vista Foundation Fund I GP, LLC, Todd Tyler, Ronald Tanner and certain other signatories thereto, incorporated by reference to Exhibit 10.1 to Global Payments Inc.’s Current Report on Form 8-K filed September 6, 2017.

5.1	Opinion of David L. Green as to validity of the securities being registered.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm of Global Payments Inc.

23.2	Consent of David L. Green (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of Global Payments Inc. (included on the signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 7th day of September, 2017.

GLOBAL PAYMENTS INC.

By:	/s/ Cameron M. Bready
Cameron M. Bready
Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey S. Sloan as such person’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agent or any substitute therefor may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities indicated on this 7th day of September, 2017.

Signatures	Title

/s/ Jeffrey S. Sloan Jeffrey S. Sloan	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Cameron M. Bready Cameron M. Bready	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David M. Sheffield David M. Sheffield	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ William I Jacobs William I Jacobs	Chairman of the Board

/s/ John G. Bruno John G. Bruno	Director

/s/ Robert H.B. Baldwin, Jr. Robert H.B. Baldwin, Jr.	Director

/s/ Mitchell L. Hollin Mitchell L. Hollin	Director

/s/ Ruth Ann Marshall Ruth Ann Marshall	Director

/s/ John M. Partridge John M. Partridge	Director

/s/ William B. Plummer William B. Plummer	Director

/s/ Alan M. Silberstein Alan M. Silberstein	Director